EXHIBIT 4.5

                   STOCK RESTRICTION AGREEMENT

          THIS STOCK RESTRICTION AGREEMENT, dated as of September 14, 1990 (this "Agreement") is made among WorldCorp, Inc., a Delaware corporation ("WorldCorp"), William F. Gorog, Jonathan M. Gorog, Peter M. Gorog, Henry R. Nichols, William N. Melton and John Porter (collectively, the "Founders" and each a "Founder"), and those persons who may execute this Agreement from time to time and whose names are thereupon listed on Exhibit A hereto (the "Employees").

          A. U.S. Order, Incorporated, a Delaware corporation (the "Company"), has authorized 15,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), of which 5,000,000 shares are owned, directly or indirectly, by the Founders.

          B. WorldCorp has agreed to purchase 1,250,000 shares of Series A Preferred Stock, par value $.001 per share ("Series A
Preferred Stock"), pursuant to the terms of the Series A
Preferred Stock Purchase Agreement dated as of September 14, 1990 between WorldCorp and the Company (the "Stock Purchase
Agreement").

          C. Each of the Founders owns that number of shares of Common Stock set forth opposite his name on Exhibit B hereto.

          D. WorldCorp is willing to complete the purchase of Series A Preferred Stock pursuant to the Stock Purchase Agreement if the Founders execute this Agreement.

          E. As an inducement to WorldCorp to complete such purchase, the parties wish to make certain provisions among themselves concerning the governance of the Company and the purchase and sale of Common Stock and Series A Preferred Stock.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

          1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

               "AFFILIATE" of a Person, shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, 'with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "COMMON STOCK" shall have the meaning set forth in Recital A.

               "OTHER SECURITIES" shall mean securities of the Company which are convertible into, exchangeable for or exercisable for Common Stock other than the option to purchase additional shares of Series A Preferred Stock granted to WorldCorp pursuant to Section 7.7 of the Stock Purchase
Agreement.

               "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               "SERIES A PREFERRED STOCK" shall have the meaning set forth in Recital B.

               "STOCK PURCHASE AGREEMENT" shall have the meaning set forth in Recital B.

               "STOCKHOLDERS" shall mean any of WorldCorp and its assignees, the Founders and the Employees.

               "VOTING STOCK" shall mean any class or classes of the capital stock of the Company the holders of which are entitled to participate generally in the election of directors of the Company, including, but not limited to, the Common Stock and the Series A Preferred Stock.

          2. EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective from and after the date hereof.

          3.   COVENANTS REGARDING TRANSFER AND RELEASE OF SHARES.

               (a) Prior to March 16, 1992, WorldCorp agrees not to dispose of or otherwise encumber any of the shares of Series A Preferred Stock purchased by WorldCorp under the Stock Purchase Agreement or any shares of Common Stock into which the Series A Preferred Stock was converted (other than transfers of any of such shares to an Affiliate of WorldCorp if the parties to this Agreement shall first have received an agreement and acknowledgment in writing from such transferee that such shares remain subject to the provisions of this Agreement), or enter into any arrangements (including the granting of options or similar rights) for such purposes. Notwithstanding the foregoing, WorldCorp may transfer all or any part of such shares (i) with the prior written consent, which consent shall not be unreasonably withheld, of the holders of a majority of the outstanding Common Stock to such transfer or (ii) if prior to or concurrently with such transfer WorldCorp exercises its option to purchase additional shares of Series A Preferred Stock pursuant to Section 7.7 of the Stock Purchase Agreement in which case Sections 4 and 5 of this Agreement shall govern such a transfer.

               (b) Prior to September 16, 1993 and except as provided in Section 6 hereof, a Founder or Employee shall not dispose of or otherwise encumber any of the shares of Common Stock held by such Founder or Employee or enter into any arrangements (including the granting of options or similar rights) for such purposes. Notwithstanding the foregoing, the Founders and Employees may transfer all or any part of such shares with the prior written consent, which consent shall not be unreasonably withheld, of holders of a majority of the outstanding Series A Preferred Stock. Upon September 16, 1993 and thereafter, any transfer of shares of Common Stock by a Founder or Employee shall be governed by Sections 4 and 5 of this Agreement.

          4.   RIGHT OF FIRST OFFER.

               (a)  Each time a Founder or an Employee (the
"Offering Stockholder") proposes to offer for sale any shares of Common Stock, such Offering Stockholder shall first make an offering of such Common Stock to WorldCorp in accordance with the following provisions:

                    (i) The Offering Stockholder shall deliver a notice (the "Offering Notice") to WorldCorp stating (i) the Offering Stockholder's bona fide intention to offer such Common Stock, (ii) the number of shares of such Common Stock to be offered for sale, and (iii) the price and terms, if any, upon which the Offering Stockholder proposes to offer such Common Stock.

                    (ii) Within 30 days after the Offering Notice is given, WorldCorp may elect to purchase from the Offering Stockholder, at the price and on the terms specified in the Offering Notice, all of the shares of Common Stock offered in the Offering Notice.

                    (iii)     The Closing of the purchase of any
shares of Common Stock by WorldCorp shall take place at the principal offices of the Company (or such other location as the parties may agree on) on the third business day after the expiration of the 30-day period following the giving of the Offering Notice. At such closing, WorldCorp shall (x) agree in writing with the Offering Stockholder not to sell or otherwise dispose of such shares in violation of the Securities Act of 1933, as amended, and (y) make payment in the appropriate amount by means of a check or by a wire transfer to the Offering Stockholder against delivery of stock certificates representing the shares so purchased, duly endorsed in blank by the Person or Persons in whose name such certificate is registered or accompanied by a duly executed stock or security assignment separate from the certificate.

               (b) Each time WorldCorp proposes to offer for sale any shares of Common Stock or any shares of Series A Preferred Stock, it shall first make an offering of such Common Stock or Series A Preferred Stock, as the case may be, to each other Stockholder in accordance with the following provisions:

                    (i)  WorldCorp shall deliver a notice
("WorldCorp Offering Notice") to each other Stockholder stating
(i) its bona fide intention to offer such Common Stock or Series A Preferred Stock, (ii) the number of shares of such Common Stock or Series A Preferred Stock, as the case may be, to be offered for sale, and (iii) the price and terms, if any, upon which it proposes to offer such Common Stock or Series A Preferred Stock;

                    (ii) Within 20 days after the WorldCorp
Offering Notice is given, each Stockholder may elect to purchase from WorldCorp, at the price and on the terms specified in the WorldCorp Offering Notice, up to that number of shares of Common Stock or Series A Preferred Stock equal to the number of shares of Common Stock or Series A Preferred Stock, as the case may be, offered in the WorldCorp Offering Notice multiplied by the fraction obtained by dividing the number of shares of Common Stock owned by such Stockholder at such time by the aggregate number of shares of Common Stock then held by such Stockholder and the other non-offering Stockholders. If the WorldCorp Offering Notice covers both shares of Common Stock and Series A Preferred Stock, each Stockholder may at its option elect to purchase its pro rata portion of either such shares of Common Stock or Series A Preferred Stock, or both;

                    (iii) In the event that any non-offering
Stockholder determines not to purchase its pro rata portion of the shares of Common Stock or Series A Preferred Stock, as the case may be, being offered (either by permitting the 20-day notice period set forth in subsection (b)(ii) to expire or by delivering a notice of its decision not to purchase all of its pro rata portion of such shares to WorldCorp prior to the expiration of such period), WorldCorp shall promptly deliver a notice of such determination (the "Re-Offer Notice") to the other Stockholders who elected to purchase their pro rata portion of such shares. Within 10 days after the Re-Offer Notice is given, such other Stockholders may elect to purchase, at the same price and on the same terms as set forth in the original Offering Notice, all of the shares of Common Stock or Series A Preferred Stock, as the case may be, offered in the Re-Offer Notice. In the event that more than one Stockholder elects to purchase all of the shares of Common Stock or all of the Series A Preferred Stock, as the case may be, offered in the Re-Offer Notice, each such electing Stockholder shall be permitted to purchase that fraction of such shares obtained by dividing the number of shares of Common Stock owned by such Stockholder at such time by the aggregate number of shares of Common Stock then owned by the Stockholders accepting the offer set forth in the Re-Offer Notice. In no event shall the non-offering Stockholders be permitted to purchase in total less than all of the shares originally offered by WorldCorp in the WorldCorp Offering Notice.

                    (iv) The closing of the purchase of the
shares of Common Stock and Series A Preferred Stock by each non-offering Stockholder who has accepted an offer or offers pursuant to subsections (b)(ii) and (b)(iii) shall take place at the principal offices of the Company (or such other location as the parties may agree on) on the third business day after the later to expire of the 20-day period following the giving of the WorldCorp Offering Notice or the 10-day period following the giving of the Re-Offer Notice, if any, and shall be held simultaneously with the closing of all other purchases of such shares by all other non-offering Stockholders. At such closing, such non-offering Stockholder shall (x) agree in writing with WorldCorp not to sell or otherwise dispose of such shares in violation of the Securities Act of 1933, as amended, and (y) make payment in the appropriate amount by means of a check or by a wire transfer to WorldCorp against delivery of stock certificates representing the shares so purchased, duly endorsed in blank by the Person or Persons in whose name such certificate is registered or accompanied by a duly executed stock or security assignment separate from the certificate.

               (c) In the event that all of the shares being offered are not purchased at the closing referred to in subsection (a)(iii) or (b)(iv), the Offering Stockholder or WorldCorp, as the case may be, shall for a period of 120 days thereafter have the right to sell or otherwise dispose of the number of shares of Common Stock or Series A Preferred Stock offered in the Offering Notice or the WorldCorp Offering Notice, as the case may be, upon terms and conditions (including the price per share) no more favorable to the third party purchaser than those specified in the Offering Notice or the WorldCorp Offering Notice, as the case may be. In the event that the Offering Stockholder or WorldCorp, as the case may be, does not sell or otherwise dispose of such shares of Common Stock or Series A Preferred Stock within the specified 120-day period, the right of first offer provided for in this Section 4 shall continue to be applicable to any subsequent disposition of such shares.

               (d) The right of first offer provided for in this
Section 4 shall not be applicable to (i) any offer, sale or other disposition of shares of Common Stock or Series A Preferred Stock by WorldCorp to any of its Affiliates; provided, however. that, prior to the consummation of such a sale or other disposition, such transferee agrees to be bound by the terms and conditions of this Agreement by executing and delivering to each party hereto its agreement to that effect; (ii) any merger or other reorganization involving the Company in which the shares of Common Stock owned by any Stockholder are in substantial part exchanged for or converted into securities of another corporation or cash or both; or (iii) any bona fide transaction not intended to avoid the provisions hereof in which any Stockholder merges or consolidates with a Person or sells all or substantially all of its assets (including the shares of Common Stock or Series A Preferred Stock owned by it at such time) to, such a Person in exchange for securities of such Person or cash or both; provided, however. that, prior to the consummation of such transactions, such Person agrees to be bound by the terms and conditions of this Agreement by executing and delivering to each party hereto its agreement to that effect.

               (e) In the event that the right of first offer set forth in this Section 4 is not exercised by the non-offering Stockholders with respect to sales of any shares of Common Stock or Series A Preferred Stock offered for sale by a Stockholder, the purchaser of such shares shall not be bound by the terms of this Agreement or be entitled to any benefits hereunder.

          5.   CO-SALE PROVISIONS.

               (a) In the event that any Founder or Founders (together, the "Transferring Stockholders") shall determine to sell shares of Common Stock or Other Securities owned by such Transferring Stockholder or Stockholders constituting more than 3% of the then outstanding shares of Common Stock (treating all such Other Securities as having been converted, exchange or exercised) to any person or persons (individually a "Third Party" and collectively, "Third Parties") other than WorldCorp in any one transaction or any series of related transactions, directly or indirectly, such sale or other disposition shall not be permitted unless the Transferring Stockholders shall offer (or cause the Third Party to offer) WorldCorp the right to elect to include, at the sole option of WorldCorp, in the sale or other disposition to the Third Party such number of shares of Common Stock or Series A Preferred Stock owned by WorldCorp as shall be determined in accordance with subsection (a)(i) of this Section 5 (the "Tag-Along Shares"). The Transferring Stockholders shall give notice to WorldCorp describing the transaction (the "Joint Notice") and at any time within 20 days after the giving of the Joint Notice, WorldCorp may make an election to include the Tag-Along Shares in such a sale or other disposition (the "Inclusion Election") by giving written notice of its Inclusion Election to each of the Transferring Stockholders and delivering to the designated representative of the Transferring Stockholders a stock certificate or certificates representing the Tag-Along Shares, together with a limited power-of-attorney authorizing the Transferring Stockholders to sell or otherwise dispose of such Tag-Along Shares pursuant to the terms of such Third Party's offer.

                    (i)  WorldCorp shall have the right to sell,
pursuant to the Third Party's offer, that percentage of the number of shares of Common Stock or Other Securities to be sold to the Third Party equal to the ratio (expressed as a percentage) of (i) the shares of Common Stock (treating the Other Securities as having been converted into, exchanged for or exercised for Common Stock) owned by WorldCorp, as compared with (ii) the aggregate number of shares of Common Stock or Other Securities owned by the Transferring Stockholders and WorldCorp treating the Other Securities as having been converted into, exchanged for or exercised for Common Stock.

                    (ii) The purchase from WorldCorp pursuant to this Section 5(a) shall be on the same terms and conditions, including the price per share and the date of sale or other disposition, as are received by the Transferring Stockholders and stated in the Joint Notice.

                    (iii)     Promptly (but in no event later
than two business days) after the consummation of the sale or other disposition of shares of Common Stock or Other Securities of the Transferring Stockholders and WorldCorp to the Third Party pursuant to the Third Party's offer, the Transferring Stockholders shall (i) notify WorldCorp of the completion thereof, (ii) cause to be remitted to WorldCorp the total sales price attributable to the shares of Common Stock or Other Securities which WorldCorp sold or otherwise disposed of pursuant thereto, and (iii) furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by WorldCorp.

                    (iv) If within 20 days after the Joint Notice is given, WorldCorp has not accepted the offer to make an Inclusion Election, WorldCorp will be deemed to have waived any and all of its rights with respect to the sale or other disposition of shares of Common Stock or Other Securities described in the Joint Notice. The Transferring Stockholders shall have 90 days after such 20-day period in which to sell or otherwise dispose of the shares of Common Stock or Other Securities of the Transferring Stockholders to the Third Party or any other Person at a price and on terms not more favorable to the Transferring Stockholders than were set forth in the Joint Notice.

                    (v)  If, at the end of such 90-day period,
the Transferring Stockholders have not completed the sale of shares of Common Stock or Other Securities of the Transferring Stockholders in accordance with the terms of the Third Party's offer, all the restrictions on sale contained in this Agreement with respect to Common Stock or Other Securities owned by the Transferring Stockholders shall again be in effect (unless such 90-day period is extended with the consent of WorldCorp).

               (b) In the event that WorldCorp shall determine to sell shares of Common Stock or Other Securities owned by WorldCorp constituting more than 3% of the then outstanding shares of Common Stock (treating the Other Securities as having been converted into, exchanged for or exercised for Common Stock) to any Third Party or Third Parties other than the Founders in any one transaction or any series of related transactions, directly or indirectly, such sale or other disposition shall not be permitted unless WorldCorp shall offer (or cause the Third Party to offer) the Founders (the "NonParticipating Stockholders") the right to elect to include, at the sole option of each of the NonParticipating Stockholders, in the sale or other disposition to the Third Party such number of Tag-Along Shares owned by such Non-Participating Stockholder as shall be determined in accordance with subsection (b)(i) of this Section
5. WorldCorp shall give notice to each of the Non-Participating Stockholders describing the transaction (the "WorldCorp Notice") and at any time within 20 days after the giving of the WorldCorp Notice, each Non-Participating Stockholder may make an Inclusion Election by giving written notice of its Inclusion Election to each of WorldCorp and delivering to WorldCorp a stock certificate or certificates representing the Tag-Along Shares, together with a limited power-of-attorney authorizing WorldCorp to sell or otherwise dispose of such Tag-Along Shares pursuant to the terms of such Third Party's offer.

                    (i) Each Non-Participating Stockholder shall have the right to sell, pursuant to the Third Party's offer, that percentage of the number of shares of Common Stock or Other Securities to be sold to the Third Party equal to the ratio (expressed as a percentage) of (i) the shares of Common Stock (treating the Other Securities as having been converted into, exchanged for or exercised for Common Stock) owned by the Non-Participating Stockholder, as compared with (ii) the aggregate number of shares of Common Stock or Other Securities owned by WorldCorp and the Non-Participating Stockholders treating the Other Securities as having been converted into, exchanged for or exercised for Common Stock.

                    (ii) The purchase from a Non-Participating
Stockholder pursuant to this Section 5(b) shall be on the same terms and conditions, including the price per share and the date of sale or other disposition, as are received by WorldCorp and stated in the WorldCorp Notice; provided, however, that if WorldCorp is selling Other Securities, the price per share for shares of Common Stock being sold by the Non-Participating Stockholders may be less than the price being received by WorldCorp for the Other Securities.

                    (iii)     Promptly (but in no event later
than two business days) after the consummation of the sale or other disposition of shares of Common Stock or Other Securities of WorldCorp and Non-Participating Stockholders making an Inclusion Election to the Third Party pursuant to the Third Party's offer, WorldCorp shall (i) notify such Non-Participating Stockholders of the completion thereof, (ii) cause to be remitted to each Non-Participating Stockholder the total sales price attributable to the shares of Common Stock or Series A Preferred Stock which such Non-Participating Stockholder sold or otherwise disposed of pursuant thereto, and (iii) furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by any Non-Participating Stockholder.

                    (iv) If within 20 days after the WorldCorp
Notice is given, any NonParticipating Stockholder has not accepted the offer to make an Inclusion Election, such Non-Participating Stockholder will be deemed to have waived any and all of its rights with respect to the sale or other disposition of shares of Common Stock or Other Securities described in the WorldCorp Notice. WorldCorp shall have 90 days after such 20-day period in which to sell or otherwise dispose of the shares of Common Stock or Other Securities of WorldCorp and the Non-Participating Stockholders which have made an Inclusion Election (as calculated pursuant to subsection (b)(i)) to the Third Party or any other Person at a price and on terms not more favorable to WorldCorp than were set forth in the WorldCorp Notice.

                    (v)  If, at the end of such 90-day period,
WorldCorp has not completed the sale of shares of Common Stock or Other Securities of WorldCorp and any Non-Participating Stockholders making an Inclusion Election in accordance with the terms of the Third Party's offer, WorldCorp shall return to such Non-Participating Stockholders all certificates representing shares of Common Stock or Other Securities, if any, which such Non-Participating Stockholders delivered for sale pursuant to this subsection (b), and all the restrictions on sale contained in this Agreement with respect to Common Stock or Other Securities owned by WorldCorp shall again be in effect (unless such 90-day period is extended with the consent of the Non-Participating Stockholders).

               (c) The rights provided in this Section 5 shall not be applicable to any transaction if Section 4(d) makes
Section 4 inapplicable thereto.

               (d)  The provisions of Section 4 shall take
priority over this Section 5, and nothing in this Section 5 shall be construed to relieve WorldCorp or any Transferring Stockholder of its obligation to deliver an Offering Notice to each of the other Stockholders pursuant to the terms of Section 4 in connection with such a proposed transaction.

               (e)  In the event that a sale of shares of Common
Stock is made to a Third Party pursuant to this Section 5, such Third Party shall not be bound by the terms of this Agreement, nor shall it be entitled to any benefits hereunder.

          6. OPTION TO PURCHASE FOUNDERS' AND EMPLOYEES' SHARES. Subject to the provisions of Section 6(b) hereof, each Founder and Employee hereby grants to WorldCorp option (the "Option") exercisable after September 10, 1991 but prior to the Termination Date (as defined in Section 6(e)) to purchase for the price set forth in Section 6(a) all of the outstanding shares of Common Stock held by such Founders and Employees and all vested but unexercised options to purchase Common Stock held by such Founders and Employees (the "Optioned Shares").

               (a) The exercise price per share for the Optioned Shares (the "Exercise Price") shall be payable in shares of WorldCorp Common Stock and shall equal (i) 400,000 shares of Common Stock, par value $1.00, of WorldCorp as adjusted for subsequent stock splits or dividends ("WorldCorp Common Stock") plus such additional number of shares of WorldCorp Common Stock, if any, such that the aggregate value (based on the then-current market price of WorldCorp Common Stock) of all such shares equals $5,000,000, divided by (ii) the sum of (x) the number of Optioned Shares held by the Founders and (y) 49% of the number of outstanding shares of Common Stock held by Employees (treating all outstanding options to purchase Common Stock held by such persons or entities that are vested as having been exercised). With respect to vested but unexercised options to purchase Common Stock, the Exercise Price shall be reduced by the exercise price per share for such option. Upon the exercise by WorldCorp of the Option, all unexercised options which are not vested shall be cancelled. The then-current market price of WorldCorp Common Stock shall be the closing price reported on the New York Stock Exchange Composite Transaction Reporting System on the business day prior to the exercise of the Option, or if WorldCorp Common Stock is no longer listed on the New York Stock Exchange, the closing price on the primary market on which such Common Stock is traded.

               (b) WorldCorp may not exercise the Option until and unless WorldCorp exercises its option to purchase additional shares of Series A Preferred Stock pursuant to Section 7.7 of the Stock Purchase Agreement. WorldCorp shall exercise the Option by giving written notice to the Founders and Employees. The payment of the Exercise Price and the transfer of the Optioned Shares shall occur on the date set forth in such notice, which date shall be no later than 15 days after the date of such notice.

               (c) A Founder or Employee shall not dispose of or otherwise encumber any of the Optioned Shares nor shall a Founder or Employee enter into any arrangements (including the granting of options or similar rights) for such purposes, from the date of this Agreement to the termination of the rights granted under this Section 6, unless permitted by this Agreement and only if WorldCorp shall first have received an agreement and acknowledgement in writing from such transferee that such Optioned Shares remain subject to the provisions of this Section 6.

               (d)  For purposes of this Section 6(d):

                    (i)  the term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                    (ii) the term "Registrable Securities" means
(1) the WorldCorp Common Stock issued upon purchase of the Optioned Shares and (2) any Common Stock of WorldCorp issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such WorldCorp Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 6(d) are not assigned;

                    (iii)     the number of shares of
"Registrable Securities then outstanding" shall be determined by the number of shares of WorldCorp Common Stock outstanding which are, and the number of shares of WorldCorp Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                    (iv) the term "Holder" means any person
owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 6(xiii) hereof;
and

                    (v)  the term "Form S-3" means such form
under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by WorldCorp with the SEC.

                    (vi) If WorldCorp shall receive at any time after the issuance of the WorldCorp Common Stock to the Founders a written request from William F. Gorog (or in the event of the incapacity of William F. Gorog from Jonathan M. Gorog) (the "Initiating Holder") that WorldCorp effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by a Holder or Holders, WorldCorp will:

                            a. promptly give written notice of
the proposed registration, and any related qualification or compliance, to all other Holders; and

                            b. as soon as practicable, effect
such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from WorldCorp; provided, however, that WorldCorp shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 6(d) (vi):
(1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of WorldCorp entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,000,000; (3) if WorldCorp shall furnish to the Holders a certificate signed by the President of WorldCorp stating that in the good faith judgment of the Board of Directors of WorldCorp, it would be seriously detrimental to WorldCorp and its stockholders for such Form S-3 Registration to be effected at such time, in which event WorldCorp shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 6(d)(vi); provided, however, that WorldCorp shall not utilize this right more than once in any twelve month period; (4) in any particular jurisdiction in which WorldCorp would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          Subject to the foregoing, WorldCorp shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

          If the Initiating Holder intends to distribute the Registrable Securities covered by the request by means of an underwriting, he shall so advise WorldCorp as a part of the request made pursuant to this Section 6(d)(vi) and WorldCorp shall include such information in the written notice. The underwriter will be selected by the Initiating Holder, as the case may be, and shall be reasonably acceptable to WorldCorp. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with WorldCorp) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 6(d)(vi), if the underwriter advises Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of WorldCorp owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced below 50% if other securities are included in the underwriting.

          WorldCorp is obligated to effect only one (1) such registration pursuant to this Section 6(d)(vi); provided, however, that if the number of shares of Registrable Securities included in the underwriting is reduced by the underwriter to 50% because of the inclusion of other securities in the underwritten offering, WorldCorp shall be obligated to effect one addition registration pursuant to this Section 6(d)(vi). In no event shall WorldCorp be obligated to effect more than two such registrations pursuant to this Section 6(d)(vi).

                    (vii)   If (but without any obligation to do
so) WorldCorp proposes to register (including for this purpose a registration effected by WorldCorp for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a WorldCorp stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), WorldCorp shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 12, WorldCorp shall, subject to the provisions of Section 6(d)(xi), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                    (viii) Whenever required under this Section
6(d) to effect the registration of any Registrable Securities, WorldCorp shall, as expeditiously as reasonably possible:

                            a. Prepare and file with the SEC a
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                            b. Prepare and file with the SEC
such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                            c. Furnish to the Holders such
numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                            d. Use its best efforts to register
and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that WorldCorp shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                            e. In the event of any underwritten
public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                            f. Notify each Holder of Registrable
Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                            g. Furnish, at the request of any
Holder requesting registration of Registrable Securities pursuant to this Section 6(d), on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 6(d), if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing WorldCorp for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of WorldCorp, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                    (ix)    It shall be a condition precedent to
the obligations of WorldCorp to take any action pursuant to this
Section 6(d) with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to WorldCorp such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                    (x)     All expenses incurred in connection
with a registration requested pursuant to Section 6(d)(vi) or 6(d) (vii), including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for WorldCorp, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by WorldCorp; provided, however, that WorldCorp shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6(d)(vi) if the registration request is subsequently withdrawn at the request of the Initiating Holder (in which case all Participating Holders shall bear such expenses), unless the Initiating Holder agrees to forfeit the right to one demand registration pursuant to Section 6(d)(vi); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of WorldCorp from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by WorldCorp of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6(d)(vi).

                    (xi)    In connection with any offering
involving an underwriting of shares of WorldCorp's capital stock, WorldCorp shall not be required under Section 6(d)(vii) to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between WorldCorp and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by WorldCorp. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then WorldCorp shall only be required to include in the offering that number, if any, of the Registrable Securities which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among the Holders or in such other proportions as shall mutually be agreed to by the Holders).

                    (xi)    No Holder shall have any right to
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6(d).

                    (xii)   In the event any Registrable
Securities are included in a registration statement under this
Section 6(d):

                            a. To the extent permitted by law,
WorldCorp will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by WorldCorp of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and WorldCorp will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6(d)(xii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of WorldCorp (which consent shall not be unreasonably withheld), nor shall WorldCorp be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                            b. To the extent permitted by law,
each selling Holder will indemnify and hold harmless WorldCorp, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls WorldCorp within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6(d)(xii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6(d)(xii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6.10(b) exceed the gross proceeds from the offering received by such Holder.

                            c. Promptly after receipt by an
indemnified party under this Section 6(d)(xii) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6(d)(xii), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6(d)(xii), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6(d)(xii).

                            d. The obligations of WorldCorp and
Holders under this Section 6(d)(xii) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6(d), and otherwise.

                    (xiii) The rights to cause WorldCorp to
register Registrable Securities pursuant to this Section 6 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) provided WorldCorp is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                    (xiv) Each Holder hereby agrees that, during the period, of duration specified by WorldCorp and an underwriter of common stock or other securities of WorldCorp, following the effective date of a registration statement of WorldCorp filed under the Act, it shall not, to the extent requested by WorldCorp and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of WorldCorp held by it at any time during such period except common stock included in such registration; provided, however, that all executive officers and directors of WorldCorp and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, WorldCorp may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               (e) The option granted under this Section 6 shall terminate if notice of exercise is not given on or prior to September 15, 1993 (the "Termination Date").

          7. AMENDMENTS TO CHARTER DOCUMENTS. Pursuant to the terms of the Stock Purchase Agreement, upon the earlier of the expiration of WorldCorp's option under Section 7.7 thereof or the exercise of such option, the Company has agreed to use its best efforts to amend its Restated Certificate of Incorporation to provide that the members of the Board of Directors shall be elected by a plurality of the holders of shares of Common Stock and of the Series A Preferred Stock, voting together as a single class. The Founders, the Employees and WorldCorp each agree to vote his, her or its shares of Common Stock in favor of such an amendment.

          8.   VOTING AND BOARD REPRESENTATION.

               (a) Until the expiration of WorldCorp's option to purchase the Employees shares of Common Stock pursuant to Section 6 hereof, each Employee shall vote the shares of Common Stock he or she holds at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such meeting of stockholders in the same manner and proportion as the shares held by each of the Founders and WorldCorp.

          Each Employee agrees to vote, and hereby grants to WorldCorp an irrevocable proxy pursuant to the provisions of
Section 212 of the Delaware General Corporation Law to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of Common Stock now owned or hereafter acquired by the Employee as fully, to the same extent and with the same effect as the Employee might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation, in connection with the election of directors of the Company as provided in and in accordance with this Section 8. Each Employee hereby affirms that this proxy is given as a condition of this Agreement and the issuance of the shares of (or options to purchase shares of) Common Stock and as such is coupled with an interest and is irrevocable until expiration of WorldCorp's option to purchase the Employees' shares pursuant to Section 6 hereof.

          THIS PROXY IS IRREVOCABLE AND SHALL REMAIN IN-FULL
FORCE AND EFFECT.

               (b) If WorldCorp exercises its option to purchase additional shares of Series A Preferred Stock pursuant to Section
7.7 of the Stock Purchase Agreement, WorldCorp shall vote its shares of Series A Preferred Stock (and any Common Stock resulting form a conversion thereof) at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board of Directors of the Company, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure the election to the Board of Directors of the Company of two individuals selected by the Founders. WorldCorp's obligations under this Section 8(b) shall terminate at such time that the Founders as a group own less than 5% of the outstanding shares of capital stock of the Company.

          9. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements made and to be performed in the State of Delaware without regard to the conflict of laws principles thereof. Each of the Stockholders hereby consents to personal jurisdiction in respect of any action arising under or in connection with this Agreement instituted in the United States District Court for the District of Delaware or the Delaware Court of Chancery or other state court of Delaware, and to service of process upon it in the manner set forth in Section 12.

          10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          12. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by certified or registered mail as set forth herein) or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

          13.  LEGEND.

               (a)  Each certificate representing shares of
Common Stock or Series A Preferred Stock subject to this
Agreement shall be endorsed with the following legend:

               "THE SALE, PLEDGE HYPOTHECATION OR
               TRANSFER OF THE SECURITIES
               REPRESENTED BY THIS CERTIFICATE IS
               SUBJECT TO THE TERMS AND CONDITIONS
               OF A CERTAIN STOCK RESTRICTION
               AGREEMENT BY AND AMONG THE
               STOCKHOLDER AND CERTAIN HOLDERS OF
               STOCK OF THE CORPORATION. COPIES OF
               SUCH AGREEMENT MAY BE OBTAINED UPON
               WRITTEN REQUEST TO THE SECRETARY OF
               THE CORPORATION."

               (b) Each party to this Agreement agrees that the Company may instruct the transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 13(a) above to enforce the provisions of this Agreement. The legend shall be removed upon termination of this Agreement.

          14. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Stockholders; provided, however, that no consent shall be required from any Stockholder if at the time of such amendment or waiver such Stockholder owns less than 5% of the then outstanding shares of Common Stock (treating the Series A Preferred Stock as having been converted).

          15. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

          16. FURTHER ASSURANCES. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action, as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

          17. ENTIRE AGREEMENT. This Agreement, together with the Stock Purchase Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

          18. SPECIFIC PERFORMANCE. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Stockholders will waive the defense in any action for specific performance that a remedy at law would be adequate and that the Stockholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Delaware Court of Chancery or the United States District Court for the District of Delaware or, in the event said Courts would not have jurisdiction for such action, in any court of the United States or any state thereof having jurisdiction for such action.

          19. TERMINATION. This Agreement shall terminate the earlier of (i) 10 years from the date hereof, (ii) upon a firmly underwritten public offering of the Common Stock unless it shall be extended prior to such date by the mutual consent of each of the parties hereto or (iii) with respect to a Stockholder, at such time that such Stockholder no longer holds any securities of the Company. Notwithstanding the foregoing, the rights pursuant to Section 5 hereof shall terminate (i) with respect to any sale of capital stock of the Company by WorldCorp, on March 15, 1992 and (ii) with respect to any sale of capital stock of the Company by a Founder or Founders, five years from the date hereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                              WORLDCORP, INC.

                              /s/ Andrew M. Paalborg
                              By:      Andrew M. Paalborg
                              Title:   Secretary

                              Address: 13873 Park Center Road
                                       Suite 490
                                       Herndon, VA 22071

                              WILLIAM F. GOROG

                              /s/ William F. Gorog
                              William F. Gorog

                              Address: 1307 Daviswood Drive
                                       McLean, VA  22102


                              JONATHAN M. GOROG

                              /s/ Jonathan M. Gorog
                              Jonathan M. Gorog

                              Address: 6846 McLean Province Circle
                                       Falls Church, VA  22043

                              PETER M. GOROG

                              /s/ Peter M. Gorog
                              Peter M. Gorog

                              Address: 1283 Auburn Grove Lane
                                       Reston, VA  22094



                              HENRY R. NICHOLS

                              /s/ Henry R. Nichols
                              Henry R. Nichols

                              Address: 8456 Holly Leaf Drive
                                       McLean, VA  22102


                              WILLIAM N. MELTON

                              /s/ William N. Melton
                              William N. Melton

                              Address:



                              JOHN PORTER

                              /s/ John Porter
                              John Porter

                              Address:




                            EXHIBIT A

                            EMPLOYEES

The undersigned hereby adopts and agrees to be bound by the Stock Restriction Agreement dated as of September 14, 1990 by and among WorldCorp, Inc., William F. Gorog, Jonathan M. Gorog, Peter M. Gorog, Henry R. Nichols, William N. Melton and John Porter.

                              EMPLOYEE

                              Name of Employee:


                              Signature(s):


                              Address:




                            EXHIBIT B

                             FOUNDERS

                                             Number of Shares
Founder                                      of Common Stock

William F. Gorog                              1,900,000

Jonathan M. Gorog                             1,900,000

Peter M. Gorog                                  575,000

Henry R. Nichols                                375,000

William N. Melton                               125,000

John Porter                                     125,000


                         AMENDMENT NO. 1
                                TO
                   STOCK RESTRICTION AGREEMENT

       AMENDMENT NO. 1 dated as of August 29, 1991 to Stock Restriction Agreement dated as of September 14, 1990 (the "Stock Restriction Agreement") among WorldCorp, Inc. ("WorldCorp"), William F. Gorog, Jonathan M. Gorog, Peter M. Gorog, Henry R. Nichols, William N. Melton and John Porter.

                           WITNESSETH:

       WHEREAS, U.S. Order, Inc. (the "Company") is developing employee compensation plans to enhance its ability to recruit, motivate and retain employees:

       WHEREAS, certain terms and conditions contained in the Stock Restriction Agreement may be incompatible with the objectives of the compensation plans;

       WHEREAS, the parties wish to amend certain provisions of the Stock Restriction Agreement

       NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Stock Restriction Agreement as follows:

            1.    The following sentence is hereby added at the end of
                  Section 3(b) of the Stock Restriction Agreement:

                        "This Section 3(b) shall not apply to shares of Common Stock that are issued by the Company pursuant to the exercise of stock options granted under the U.S Order, Inc. 1991 Stock Option Plan."

            2.    The following sentence is hereby added to the end of
                  Section 4(a) of the Stock Restriction Agreement:

                        "This Section 4(a) shall not apply to any shares of Common stock that are issued by the Company pursuant to the exercise of stock options granted under the U.S. Order, Inc. 1991 Stock Option Plan."

            3. The title and first sentence of Section 6 of the Stock Restriction Agreement is hereby amended to read as follows:

                        "OPTION TO PURCHASE FOUNDERS' SHARES. Subject to the provisions of Section 6(b) hereof, each Founder hereby grants to WorldCorp an option (the "Option") exercisable after September 10, 1991 but prior to the Termination Date (as defined in Section 6(e)) to purchase for the price set forth in Section 6(a) all of the outstanding shares of Common Stock held by such Founders (the "Optioned Shares").

           4. The following sentence is hereby added at the end of the first sentence of Section 6 of the Stock
                 Restriction Agreement:

                        "This Section 6 shall not apply to any shares of Common Stock that are issued by the Company pursuant to the exercise of stock options granted under the U.S. Order, Inc. 1991 Stock Option Plan."

           5. The first sentence of Section 6(a) is hereby amended to read as follows:

                       "The exercise price for the Optioned Shares (the "Exercise Price") shall be payable in shares of WorldCorp Common Stock and shall equal (i) 400,000 shares of Common Stock, par value $1.00, of WorldCorp as adjusted for subsequent stock splits or dividends ("WorldCorp Common Stock") plus such additional number of shares of WorldCorp Common Stock, if any, such that the aggregate value (based on the then current market price of WorldCorp Common Stock) of all such shares equals $5,000,000.

           6. Section 6(a) of the Stock Restriction Agreement is hereby amended by deleting the second and third sentences thereof.

           7. Subsections (b) and (c) of Section 6 of the Stock Purchase Agreement are hereby amended to delete the words "and Employees" from the second sentence of Subsection (b) and the words "or Employee" in the first and second line of Subsection (c).

           8. Section 8(a) of the Stock Restriction Agreement is hereby amended by deleting "Until the expiration of WorldCorp's option to purchase the Employees' shares of Common Stock pursuant to Section 6 hereof" and by inserting "Until the Termination Date" in lieu thereof.

           9. WorldCorp's interim partial exercises of the option described in Section 7 of the Series A Stock Purchase Agreement dated as of September 14, 1990, between U.S. Order, Inc. and WorldCorp, Inc., as amended, will not be deemed to be exercises for purposes of Section 3(a)(ii) of the Stock Restriction Agreement.

                 IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the day and year first written above.

                                                 WORLDCORP, INC.

                                                 By:/s/ T. Coleman Andrews, III
                                                 Name: _______________________
                                                 Title: ______________________

                                                 /s/ William F. Gorog
                                                 William F. Gorog



                                                 /s/ Jonathan M. Gorog
                                                 Jonathan M. Gorog

                                                 /s/ Peter M. Gorog
                                                 Peter M. Gorog

                                                 /s/ Henry R. Nichols
                                                 Henry R. Nichols

                                                 /s/ William N. Melton
                                                 William N. Melton

                                                 /s/ John Porter
                                                 John Porter


                     AMENDMENT NO. 2 TO STOCK RESTRICTION AGREEMENT

                       AMENDMENT NO. 2, dated as of March 31, 1993 (this
               "Amendment"), to the Stock Restriction Agreement, dated as of September 14, 1990, as amended by Amendment No. 1 thereto dated as of August 29, 1991 (the "Stock Restriction Agreement"), by and among WorldCorp, Inc. a Delaware corporation ("Worldcorp"), William F. Gorog, Jonathan M. Gorog, Peter M. Gorog, Henry R. Nichols, William N. Melton and John Porter.

                       WHEREAS, the parties to the Stock Restriction
               Agreement desire to amend certain provisions thereof.

                       NOW, THEREFORE, in consideration of the mutual
               covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1.   DEFINED TERMS.

                    Capitalized terms used but not defined in this
               Amendment shall have the meanings assigned to such terms in the Stock Restriction Agreement.

               2.   AMENDMENTS.

                    (i) Section 6(a) of the Stock Restriction Agreement
               is hereby amended to read in its entirety as follows:

                        (a) The exercise price for the Optioned Shares (the "Exercise Price") shall consist of 400,000 shares of Common Stock, par value $1.00 per share, of Worldcorp ("Worldcorp Common Stock"), plus such additional consideration, if any, such that the aggregate value of such 400,000 shares of WorldCorp Common Stock plus such additional consideration equals $5,000,000. Any such additional consideration shall be payable in cash, shares of WorldCorp Common Stock or, following a US Order IPO (as hereinafter defined), shares of Series A Preferred Stock, or any combination of the foregoing. For purposes hereof, WorldCorp Common Stock shall be valued based on its closing price reported on the New York Stock Exchange Composite Transaction Reporting System on the business day prior to the exercise of the Option, or if WorldCorp Common Stock is no longer listed on the New York Stock Exchange, the closing price on the primary market on which WorldCorp Common Stock is traded. For purposes hereof, Series A Preferred Stock shall be valued by reference to the value of the shares of Common Stock into which such Series A Preferred Stock is convertible on the business day prior to the exercise of the Option, and Common Stock shall be valued based on its closing price on such date on the primary market on which the Common Stock is traded. As used herein, "US Order IPO" shall mean an underwritten initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

                    (ii)  Section 6(e) of the Stock Restriction
               Agreement is hereby amended to read in its entirety as follows:

                        (e)  The Option granted under this Section 6
               shall terminate if notice of exercise is not given on or prior to December 15, 1994; provided, that in the event a US Order IPO is consummated prior to September 15, 1993, then such Option shall terminate if notice of exercise is not given on or prior to September 15, 1993; and provided, further, that in the event a US Order IPO is consummated on or after September 15, 1993 but on or prior to December 15, 1994, then such Option shall terminate upon the earlier of (i) the thirtieth business day following the consummation of such US Order IPO and
               (ii) December 15, 1994, if notice of exercise is not given on or prior to such earlier date.

                    (iii) A new Section 6(f) is hereby added to the Stock Restriction Agreement, which Section 6(f) shall read in its entirety as follows:

                          (f)  Notwithstanding anything in this
               Agreement to the contrary, in the event that on or prior to June 30, 1993, US Order shall not have retained a nationally recognized investment banking firm in connection with a US Order IPO, then the number of shares of Common Stock held by the Founders which shall constitute Option Shares for purposes of this Agreement shall be reduced by 2% (such reduction to be made pro rata among such Founders according to their respective holdings of Common Stock).

               3.   EFFECT OF AMENDMENT.

                    The Stock Restriction Agreement shall remain in full
               force and effect as modified by this Amendment.

               4.   HEADINGS.

                    The headings contained in this Amendment are for
               reference purposes only, shall not be deemed a part of this Amendment and shall not affect in any way the meaning or interpretation of this Agreement.

               5.   COUNTERPARTS.

                    This Amendment maybe executed simultaneously in
               counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                    IN WITNESS WHEREOF, this Amendment has been duly
               executed and delivered by the parties hereto as of the date first above written.

                                        WORLDCORP, INC.

                                        By:  /s/ Scott Andrews
                                        Name:  Scott Andrews


                                        Title: Chief Financial Officer

                                        WILLIAM F. GOROG

                                        /s/ William F. Gorog

                                        JONATHAN M. GOROG

                                        /s/ Jonathan M. Gorog

                                        PETER M. GOROG

                                        /s/ Peter M. Gorog

                                        HENRY R. NICHOLS

                                        /s/ Henry R. Nichols

                                        WILLIAM N. MELTON

                                        /s/ William N. Melton

                                        JOHN PORTER

                                        /s/ John Porter


                    AMENDMENT NO. 3 TO STOCK RESTRICTION AGREEMENT

                 AMENDMENT NO. 3, dated as of September 1, 1994 (this "Amendment"), to the Stock Restriction Agreement, dated as of September 14, 1990, as amended by Amendment No. 1 thereto dated as of August 29, 1991 and Amendment No. 2 thereto dated as of March 31, 1993 (the "Stock Restriction Agreement"), by and among WorldCorp, Inc., a Delaware corporation ("WorldCorp"), William F. Gorog, Jonathan M. Gorog, Peter M. Gorog, Henry R. Nichols, William N. Melton and John Porter.

                 WHEREAS, the parties to the Stock Restriction Agreement desire to amend certain provisions thereof.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1.    DEFINED TERMS.

                 Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Stock Restriction Agreement.

                 2.    AMENDMENTS.

                 (i) The first paragraph of Section 6 of the Stock Restriction Agreement is hereby amended to read in its entirety as follows:

                       "6. OPTION TO PURCHASE FOUNDERS' SHARES. Subject to
                 the provisions of Section 6(b) hereof, the Founders hereby grant to WorldCorp the option (the "Option"), exercisable after September 10, 1991, to purchase 4,757,679 of the outstanding shares of Common Stock held by such Founders (the "Optioned Shares")."

                 (ii) Section 6(a) of the Stock Restriction Agreement is hereby amended to read in its entirety as follows:


                 "(a) The exercise price of the Optioned Shares (the "Exercise Price") shall be $3,885,249 payable as follows:

                 October 14, 1994     $ 400,000  Cash
                                        171,261  WOA Shares

                 January 2, 1995      $1,394,500 Cash
                                      $  922,875 Worth of WA shares
                                                 (see below for Valuation)

                 For purposes hereof, WorldCorp Common Stock will be valued as follows: (1) any WorldCorp Common Stock to be issued on October 14, 1994 shall be valued based on the average closing price reported on the New York Stock Exchange ("NYSE") for the 30 day period from August 3, 1994 through September 2, 1994; and (2) any WorldCorp Common Stock issued on January 2, 1995 shall be valued based on the average closing price reported on the NYSE for the 30 day period from December 2, 1994 through January 2, 1995."

                 (iii) Section 6(e) of the Stock Restriction Agreement is
               hereby amended to read in its entirety as follows:

                 "(e) WorldCorp's option to purchase the Optioned Shares, granted under this Section 6, shall be exercised at the times, and in the manner, specified in Section 6(a) hereof."

                 3.    EFFECT OF AMENDMENT.

                 The Stock Restriction Agreement shall remain in full force and effect as modified by this Amendment.

                 4.    HEADINGS.

                 The headings contained in this Amendment are for reference purposes only, shall not be deemed a part of this Amendment and shall not affect in any way the meaning or interpretation of this Agreement.

                 5.    COUNTERPARTS.

                 This Amendment may be executed simultaneously in
               counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                 IN WITNESS WHEREOF, this Amendment has been duly executed
               and delivered by the parties hereto as of the date first above written.

                                             WORLDCORP, INC.

                                             By:/s/ T. Coleman Andrews, III
                                             Name: T. Coleman Andrews, III
                                                   President and Chief
                                                   Executive Officer

                                             WILLIAM F. GOROG

                                             /s/ William F. Gorog

                                             JONATHAN M. GOROG

                                             /s/ Jonathan M. Gorog

                                             PETER M. GOROG

                                             /s/ Peter M. Gorog

                                             HENRY R. NICHOLS

                                             /s/ Henry R. Nichols

                                             WILLIAM N. MELTON

                                             /s/ William N. Melton

                                             JOHN PORTER

                                             /s/ John Porter


                      AMENDMENT NO. 4 TO STOCK RESTRICTION AGREEMENT

                    AMENDMENT NO. 4, dated as of December 1, 1994 (this
               "Amendment"), to the Stock Restriction Agreement, dated as of September 14, 1990, as amended by Amendment No. 1 thereto dated as of August 2'9, 1991, Amendment No. 2 thereto dated as of March 31, 1993, and Amendment No. 3 dated September 1, 1994 (the "Stock Restriction Agreement"), by and among WorldCorp, Inc., a Delaware corporation ("WorldCorp"), William F. Gorog, Jonathan M. Gorog, Peter M. Gorog, Henry
               R. Nichols, William N. Melton and John Porter.

                    WHEREAS, the parties to the Stock Restriction Agreement
               desire to amend certain provisions thereof.

                    NOW, THEREFORE, in consideration of the mutual
               covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    1.   DEFINED TERMS.

                    Capitalized terms used but not defined in this
               Amendment shall have the meanings assigned to such terms in the Stock Restriction Agreement.

                    2.   AMENDMENTS.

                    (i) The first paragraph of Section 6 of the Stock Restriction Agreement is hereby amended to read in its entirety as follows:

                              "6. OPTION TO PURCHASE FOUNDERS' SHARES.
                         Subject to the provisions of Section 6(b) hereof, the Founders hereby grant to WorldCorp the option (the "Option"), exercisable after September 10, 1991, to purchase 4,757,679 of the outstanding shares of Common Stock held by such Founders (the "Optioned Shares")."

                    (ii) Section 6(a) of the Stock Restriction Agreement is
               hereby amended to read in its entirety as follows:

                    "(a) The exercise price of the Optioned Shares (the "Exercise Price") shall be $3,885,249 payable as follows:

               October 14, 1994      $ 400,000       Cash
                                                     171,261WOA Shares
                                                     (see below for Valuation
                                                     and issue dates)

               February 2, 1995      $1,394,500      Cash
                                     $  922,875      Worth of WOA shares
                                                     (see below for Valuation
                                                     and issue dates)

                For purposes hereof, WorldCorp Common Stock will be valued as follows: (1) any WorldCorp Common Stock to be issued based on the October 14, 1994 exercise shall be valued based on the average closing price reported on the New York Stock Exchange ("NYSE") for the 30 day period from August 3, 1994 through September 2, 1994, and shall be issued when the Company has filed with the Securities and Exchange Commission ("SEC") an effective Registration Statement on Form S-1, S-2 or S-3 covering the optioned shares; and (2) any WorldCorp Common Stock to be issued based on the February 2, 1995 exercise shall be valued based on the average closing price reported on the NYSE for the 30 day period from December 2, 1994 through January 2, 1995, and shall be issued when the Company has filed with the SEC an effective Registration Statement on Form S-1, S-2 or S-3 covering the optioned shares.

                (iii) Section 6(e) of the Stock Restriction Agreement is hereby amended to read in its entirety as follows:

                "(e) WorldCorp's option to purchase the Optioned Shares, granted under this Section 6, shall be exercised at the times, and in the manner, specified in Section 6(a) hereof."

                3.  EFFECT OF AMENDMENT.

                The Stock Restriction Agreement shall remain in full force and effect as modified by this Amendment.

                4.  HEADINGS.

                The headings contained in this Amendment are for reference purposes only, shall not be deemed a part of this Amendment and shall not affect in any way the meaning or interpretation of this Agreement.

                5.  COUNTERPARTS.

                This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date first above written.

                                        WORLDCORP, INC.

                                        By:/s/ T. Coleman Andrews, III
                                        Name: T. Coleman Andrews, III
                                              President and Chief Executive
                                              Officer

                                        WILLIAM F. GOROG


                                        /s/ William F. Gorog

                                        JONATHAN M. GOROG

                                        /s/ Jonathan M. Gorog

                                        PETER M. GOROG

                                        /s/ Peter M. Gorog

                                        HENRY R. NICHOLS

                                        /s/ Henry R. Nichols

                                        WILLIAM N. MELTON

                                        /s/ William N. Melton

                                        JOHN PORTER

                                        /s/ John Porter